Exhibit 10.1

AGREEMENT No. 25/1095/INW/06 INDEPENDENT INVESTMENT CREDIT

The parties to the agreement, hereinafter referred to as the "Agreement", are:
Bank Polska Kasa Opieki Spółka Akcyjna (abbreviated to Bank Pekao S.A.), with its registered office in Warsaw, at 1 Żubra Street, postal code 01-066 (entered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the Capital City of Warsaw, XIII Economic Division of the National Court Register. Warsaw, XIII Commercial Department of the National Court Register, subject to the supervision of the Polish Financial Supervision Authority, NIP: 526-000-68-41, REGON: 000010205, the amount of share capital and paid-in capital of PLN 262,470,034.00), hereinafter referred to as the "Bank", which is represented by two proxies
and
PLP POLAND (BELOS) SPÓŁKA AKCYJNA with its registered office in Bielsko-Biała, 74 Gen. J. Kustronia St., 43-301 Bielsko-Biała, entered under KRS no.: 0000050404 in the Register of Entrepreneurs kept by the District Court in Bielsko-Biała, VIII Economic Department of the National Court Register, NIP: 547-01-69-868, REGON: 070458813, amount of share capital and paid-in capital: PLN 23,816,000.00, hereinafter referred to as the Client or the Borrower, represented by:
Piotr Rozwadowski - President of the Management Board Urszula Michalczyk
- Member of the Management Board hereinafter jointly referred to as the "Parties".
§ 1
1.The Bank shall grant to the Client a non-revolving investment credit in the credit account, hereinafter referred to as the "Credit", up to the amount of PLN 100,300,000.00 (in words: one hundred million three hundred thousand zlotys), subject to the provisions of section 7, under the terms and conditions specified in the Agreement and the "Regulations for Providing Credit Services to Enterprises in Bank Polska Kasa Opieki Spółka Akcyjna", hereinafter referred to as the "Regulations".
"Regulations."
2.The Final Repayment Date of the Loan is January 31, 2035.
3.Purpose of the Loan: to finance/refinance the cost of construction and equipping of the Customer's factory (excluding VAT) on the real estate located in the town of Wieprz, Radziechowy - Wieprz municipality, Żywiecki County (the "Project"), and to refinance the loan that the Customer has taken from PNC Bank, referred to in
§ 6 item 11.
4.The interest rate on the Loan is variable and is the sum of the WIBOR 1M Base Rate and the Bank's fixed margin of 1.00 percentage point (subject to § 6.3 - 5). As of July 14, 2025, the interest rate on the Loan is 6.12% per annum, including the Base Rate of 5.12% and the Bank's margin of 1.00%.
The interest rate on the Loan will change on a monthly basis on the day corresponding to the date of the Agreement.
In the first period, the Bank will apply the Base Rate published on the day the Agreement is concluded, and in subsequent monthly periods it will apply the Base Rate published on the day of the month that corresponds to the day the Agreement is concluded. If the change in the Base Rate falls on a day that is not a Business Day, the Bank shall use the Base Rate published on the last Business Day preceding the date of the interest rate change to determine the interest rate on the Loan.
If the Base Rate is published more than once on a given day, the value from the last publication is taken into account.
The Base Rate is determined and published by the Administrator. A detailed definition of the Administrator and the Base Rate is contained in the Regulations.
The Bank shall notify of any change in interest rates, by referring to the Bank's website: Reference Indicators - Bank Pekao S.A. or https://www.pekao.com.pl/Informacje Legal/Reference Indicators Information, where information about the Base Rate Administrator and the website address of the Base Rate Administrator are posted. The Client accepts the Bank's fulfillment of its obligation to provide information on interest rate changes in this manner, pursuant to Article 76, Item 2 of the Banking Law.
Detailed information regarding the calculation and timing of interest payments is described in the Terms and Conditions.

Bank Polska Kasa Opieki Spółka Akcyjna, headquartered in Warsaw, 1 Żubra St., registered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the City of Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Financial Supervision Commission; NIP: 526-00-06-841; REGON: 000010205; amount of share capital and paid-in capital: PLN 262,470,034.

5.Account appropriate for repayment of obligations under the Loan: 65 1240 4142 1111 0000 4824 4341 in PLN currency.
6.The Project Budget amounts to PLN 125,254,000.00 (excluding VAT), the required own contribution amounts to 20% of the Project Budget, i.e. PLN 25,050,800.00.
7.Part or all of the Project Budget related to the purchase of machinery and equipment may be financed through leasing. In such case, the amount of the Loan available for use will be reduced by the amount of financing through leasing.
8.The Bank will review the credit exposure and assess the economic and financial condition of the Client on an annual basis, and in the event of unfavorable events in the Client's company, negative assessment of financial performance, in particular: lack of profitability or violation of contractual clauses, the Bank reserves the right to present the Client with a change in the terms of financing, including the amount and duration of the operation of transactions concluded with the Client - in accordance with the procedure provided for in the Regulations.

§ 2
1.The Bank charges the following commissions and fees:
1)for accepting and processing the application - in the amount of PLN 200.00 (in words: two hundred zlotys),
2)for granting the Loan - in the amount of PLN 100,300.00 (in words: one hundred thousand three hundred zlotys), payable within 5 days after the signing of the Agreement, but no later than on the date of the first disbursement of the Loan, (the commission will be charged as an additional administrative commission);
3)on Loan administration - in the amount of 0.00% quarterly,
4)on commitment (for making the full amount of the Loan or its tranche available by the Bank) - in the amount of 0.00% per annum,
5)compensatory - in the amount of:
1.25% of the prepayment amount - if the prepayment occurs by the end of the 3rd year from the date of first use
1.00% of the prepayment amount - if the prepayment occurs between the 4th and 7th year from the date of first use
0.50% of the prepayment amount - if the prepayment occurs in the 8th and subsequent years after the date of first use
The Bank will not charge a prepayment fee if the funds for the prepayment come from cash generated from the Customer's operating activities or the sale of the property referred to in § 3.1.3) of the Agreement (the Customer's current residence).
6)for other activities and operations related to the Loan, in the amount and at the time specified in the "Tariff of Bank Commissions and Fees for Corporate Customers", hereinafter referred to as the Tariff, in effect on the date of their execution.
2.Other terms and conditions for charging and collecting the above commissions and fees are described in the Tariff.
§ 3
1.The Parties agree on the following Security for repayment of the Loan, interest, commissions, fees, Bank's costs and other receivables of the Bank under the Agreement:
1)power of attorney granted to the Bank to dispose of all of the Customer's settlement accounts maintained by the Bank;
2)Contractual mortgage up to the amount of 150,450.000.00 PLN (in words: one hundred and fifty million four hundred and fifty thousand zlotys), registered in the first place, on the real estate located in the village of Wieprz, municipality of Radziechowy - Wieprz, district of Żywiec, owned by the Client, for which the District Court in Żywiec, V Division of Land and Mortgage Registers keeps the Land and Mortgage Register KW No. BB1Z/00166541/3, together with the assignment of rights from the insurance policy, also during the construction period, while the documents related to the establishment of the mortgage cannot be provided to the Bank in electronic form;
3)contractual mortgage up to the amount of PLN 150,450,000.00 (in words: one hundred and fifty million four hundred and fifty thousand zlotys), entered in the next place, on the real estate located in Bielsko- Biała at Gen. Józef Kustronia Street, i.e. on the right of perpetual usufruct of the land and ownership of the building constituting a separate property, located on this land, for which the District Court in Bielsko-Biała, VII Wydział Ksiąg    Ksiąg Wieczystych maintains the Land and Mortgage Register KW No. BB1B/00010701/4 together with the assignment of rights from the insurance policy, while documents related to the establishment of the mortgage not may be delivered to Bank in electronic form,
4)a first-priority registered pledge on the Customer's movable fixed assets financed with the funds from the Loan up to the highest amount of collateral constituting 150% of the Loan value, i.e.

Bank Polska Kasa Opieki Spółka Akcyjna, headquartered in Warsaw, 1 Żubra St., registered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the City of Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Financial Supervision Commission; NIP: 526-00-06-841; REGON: 000010205; amount of share capital and paid-in capital: PLN 262,470,034.

150,450.000.00 PLN (in words: one hundred and fifty million four hundred and fifty thousand PLN), together with assignment of rights from the insurance policy, however, the documents related to the establishment of the registered pledge cannot be delivered to the Bank in electronic form, with the proviso that the registered pledge agreement(s) on the fixed assets financed with the Loan will be concluded within 30 days from the date of their entry into the records of the Customer's fixed assets and no later than August 31, 2026;
5)a registered and financial pledge with the highest priority of satisfaction on the Client's bank accounts held with the Bank up to the highest amount of collateral constituting 150% of the Loan value, i.e., PLN 150,450,000.00 (in words: one hundred and fifty million, four hundred and fifty thousand usand zlotys),however, the documents related to the establishment of the registered pledge cannot be delivered to the Bank in electronic form;
6)Blank promissory note from the Client with a promissory note declaration, but the promissory note cannot be delivered to the Bank in electronic form,
7)Corporate guarantee of Preformed Line Product Company with registered office: 660 Beta Drive, Mayfield Village, Ohio 44143.
8)Assignment of rights under the insurance policy of the collateral property upon completion of the "Project."
2.Additional provisions:
1)Confirmation of the assignment of rights under the insurance policy during construction, referred to in § 3.1.1.
2)and confirmation of the assignment of rights from the insurance policy referred to in § 3 section 1 item 3), will be made within 30 days from the date of execution of the assignment agreement.
2)In the case of the establishment of a registered pledge on new fixed assets financed by the Loan, it is not required to provide the Bank with a current certificate from the Pledge Register on the absence of encumbrances.
3)It is permissible to submit applications to the relevant registers by mail or courier service, in which case delivery of a proof of posting is required.
4)The Bank will agree to release the mortgage referred to in § 3 section 1 item 3) on condition of obtaining a valid Occupancy Permit for the building located on the property referred to in § 3 section 1 item 2).
5)The Client undertakes to submit to the Bank an appraisal of the real estate referred to in § 3 section 1 item 2), within three months after obtaining an occupancy permit, but no later than December 31, 2027.
6)The Bank's seizure of the pledged property in order to obtain funds for repayment of the Loan shall cause the Bank to suspend the accrual of interest from the date of seizure.
In the event that, after the Bank's claims are satisfied from the subject of the registered pledge, the Bank's claim under the Loan is not satisfied in full, the Bank will undertake to charge interest at the rate due on the overdue claim. Interest will be calculated on the unsatisfied amount of the claim:
-retroactively from the date of suspension until the date of satisfaction of part of the Bank's claims from the subject of the registered pledge,
-on an ongoing basis from the date of satisfaction of the Bank's claims from the object of the registered pledge.
7)The Client is obliged to deliver the Corporate Guarantee referred to in § 3.1.7) no later than 3 months from the date of the first disbursement of the Loan. Until the delivery of the Corporate Guarantee accepted by the Bank, the amount of the Loan utilization may not exceed PLN 25,000,000.00.
§ 4
1.Utilization of the Loan is subject to the Customer's fulfillment of the following Conditions Precedent:
for the first disbursement
1)payment of the fee for acceptance and processing of the application and the commission for granting the Loan, referred to in § 2 item 1 points 1 and 2,
2)establishment of the Loan Repayment Collateral referred to in § 3 section 1 items 1) and 6),
3)delivery by the Customer to the Bank:
a)current certificates from the Tax Office (extended) and the Social Security Administration about not being in arrears,
b)current certificate for real estate tax referred to in § 3 section 1 items 2) and 3),
c)copies of submitted and paid applications for entry of mortgages referred to in § 3 section 1 items 2) and 3), together with a presentment from the competent court, subject to the provisions of § 3 section 2 item 3),

Bank Polska Kasa Opieki Spółka Akcyjna, headquartered in Warsaw, 1 Żubra St., registered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the City of Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Financial Supervision Commission; NIP: 526-00-06-841; REGON: 000010205; amount of share capital and paid-in capital: PLN 262,470,034.

d)confirmation of the submission to the court of the paid application(s) for entry in the register of pledges referred to in § 3 section 1 item 5),
e)statement of pro-forma invoices/invoices for advance payments and bank statements (when the costs have been paid by the Client)
f)copies of invoices/pro-forma invoices/invoices for advance payments covered by the statement and copies of bank statements in case the costs have been paid by the Client),
4)Signing an assignment of rights agreement on the insurance policy of the property referred to in § 3 (1)
(2) during construction and sending a notice of assignment to the insurer by registered mail,
5)signing the assignment of rights from the property insurance policy referred to in § 3 (1) (3) and sending a notice of assignment to the insurer by registered mail,
6)payment of the deductible for the Project, in accordance with the provisions of § 1 item 6, documented by providing the documents referred to in item. 3) letters e) and f),
7)confirmation by the Client, that the Project is being implemented in accordance with the budget and schedule, and confirmation by the construction inspector acting on behalf of the Client that the Project is being implemented in accordance with the budget and schedule.
For subsequent disbursements, subject to the provisions in § 6.2.2) f)
1)A summary of pro-forma invoices/invoices for advance payments and bank statements (when costs have been paid by the Client),
2)copies of invoices/pro-forma invoices/invoices for progress payments covered by the statement and copies of statements when the costs have been paid by the Customer).
2.Manner of Utilization of the Loan in tranches, within the period from the Release Date until June 30, 2026.
3.Utilization of the Loan within the timeframe referred to in paragraph 2 shall be made on the basis of the Utilization Instruction submitted by the Customer on the Bank's print form, together with a statement of payments (including an electronic version in the form of an xls file), to which the Customer attaches copies of invoices, pro forma invoices or other documents from which the need to make payments for goods or services or works financed with funds from the Loan. The Bank will not process a Utilization Instruction if the payment date indicated in the attached payment confirmation document has already expired.
4.If the Customer fails to submit the Utilization Instruction by the deadline specified in the Regulations, the Bank may refuse to execute it. If the Loan is not utilized by the deadline referred to in paragraph 2, the Bank's obligation to disburse the unused portion of the Loan on the date specified in paragraph 2 shall expire.
§ 5
1.The Loan shall be repaid in monthly installments starting on July 31, 2026, with the last balloon installment payable on January 31, 2035, according to the following individual repayment schedule:

The final repayment schedule will be determined after the Loan utilization period, through the execution of an Annex to the Agreement.
2.Grace period for repayment of the Loan: until July 30, 2026.
3.The Client may submit instructions on the bank form for full or partial repayment of the Loan before the date referred to in § 1.2. A repayment resulting from the Client's termination of the Agreement shall also be considered an early repayment of the Loan. Early partial repayment of the Loan may result in shortening of the Loan term or reduction of the Loan installments. An early partial repayment of the Loan, which, according to the Customer's instructions, is to result only in a reduction of the Final Repayment Date, does not require an annex to the Agreement.
§ 6
(Additional provisions of the Agreement)
1.The Customer grants the Bank a power of attorney to debit all settlement accounts maintained with the Bank as of the date of the Agreement, as well as those opened after that date (except for restricted accounts and other accounts from which receivables, or in which funds, are not subject to seizure) for the purpose of repaying the Bank's receivables under the Agreement on their due dates, as well as the

Bank Polska Kasa Opieki Spółka Akcyjna, headquartered in Warsaw, 1 Żubra St., registered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the City of Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Financial Supervision Commission; NIP: 526-00-06-841; REGON: 000010205; amount of share capital and paid-in capital: PLN 262,470,034.

Bank's matured receivables, and to block the funds in these accounts up to the amount of the Bank's outstanding receivables under the Agreement, if they are not repaid by the date specified in the Agreement, with priority over all other obligations of the Customer except in cases where the priority results from mandatory provisions of law.
If the funds in the Client's settlement accounts are insufficient to cover all the Bank's matured receivables under the Agreement on the specified date, the Bank is authorized to accrue these funds in accordance with the provisions of the Terms and Conditions. The power of attorney shall remain in effect until the Bank's receivables under the Agreement are paid in full.
At the same time, the Client waives the right to revoke this power of attorney and undertakes not to appoint other attorneys to secure the receivables from third parties.
2.During the term of the Agreement, i.e. until the date of repayment of all the Bank's receivables under the Agreement, the Customer is obligated (in addition to the obligations under the Customer's Obligations Section in the Terms and Conditions) to:
1)"Turnover" clause make settlements of commercial transactions and operations through accounts maintained with the Bank, so that the percentage share of the Bank's receipts so calculated in relation to the value of sales revenues, is not lower than the percentage share of the Bank's and Pekao Faktoring sp. z o.o.'s commitment to the total commitment of banks and factoring institutions to the Customer's financing.
The commitment of the Bank, Pekao Faktoring Sp. z o.o., banks and factoring institutions is understood as the sum of loans or credit limits and limits and off-balance sheet products (factoring transactions, guarantees, letters of credit) granted to the Customer (by the Bank, Pekao Faktoring Sp. z o.o., and banks and factoring institutions, respectively).
The Bank will monitor the level of fulfillment of this commitment in quarterly cycles, starting from Q32025 for the last 3 months.
The receipts referred to in this item are specified in the Regulations - Chapter Customer Obligations.
2)To submit the following documents and information to the Bank:
a)audited financial statements within 180 days after the end of the financial year, together with the calculation of the financial covenant,
b)unaudited quarterly statements within 60 days after the end of the quarter,
c)copies of insurance policies;
d)appraisals of the real estate on which mortgages are established as collateral for the Loan, at 2-year intervals, and which shall be prepared at the Client's request and at the Client's expense, by an appraiser approved by the Bank,
e)such other information concerning the Customer's business and financial situation as the Bank may reasonably request,
f)at the end of each quarter during the construction period, confirmation by the Client that the Project is being implemented in accordance with the budget and schedule, and confirmation by the construction inspector acting for the Client that the investment is being implemented in accordance with the budget and schedule,
g)the certificate of compliance that the Preformed Line Product Company group submits to PNC Bank within 45 days after the end of the quarter, the consolidated report of the Preformed Line Product Company group and the annual audited report of the Preformed Line Product Company group on the dates on which it submits these reports to PNC Bank.
3)Maintain the level of financial ratios calculated for the Preformed Line Product Company group at the end of each quarter, as specified in the loan agreement between the Preformed Line Product Company group companies (including the Client) and PNC Bank described below:
a)Tangible Net Worth of $251,734,000.00, which will be increased each December 31 beginning December 31, 2020 by an amount representing 50% of consolidated net income (after taxes) for the fiscal year - if positive.
b)Ratio of financial debt to EBITDA calculated cumulatively for four consecutive quarters of not less than 3.0x.
c)Interest Coverage Ratio calculated cumulatively for the last four quarters at min. 3,50x.
4)the legally valid establishment of the mortgages referred to in § 3 section 1 in points 2) and 3), within 6 months from the date of the Agreement.
5)The valid establishment of the registered pledge referred to in § 3 section 1 item 4) within 4 months from the date of conclusion of the Pledge Agreement.
6)legally valid establishment of a registered pledge, as referred to in § 3 section 1 item 5), within 4 months from the date of conclusion of the Agreement.
7)not to establish collateral in favor of other entities on property and shares without the Bank's consent, not applicable to machinery financed by leasing under Permitted Debt. (Negative pledge).

Bank Polska Kasa Opieki Spółka Akcyjna, headquartered in Warsaw, 1 Żubra St., registered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the City of Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Financial Supervision Commission; NIP: 526-00-06-841; REGON: 000010205; amount of share capital and paid-in capital: PLN 262,470,034.

8)not to violate agreements on financial obligations with other creditors. Customer's violation of agreements regarding financial obligations with other creditors will result in violation of loan agreements with the Bank (Cross default)).
9)deterioration, in the Bank's opinion, of the Client's financial condition or the value of collateral may be cause for termination of the Credit Agreement (Material Adverse Change (MAC)).
10)not to incur additional debt (bank loans, factoring, leasing) without the Bank's prior approval, with the exception of Permitted Indebtedness.
Permitted debt is a bank loan from PNC Bank in the amount of PLN 18,000,000.00, a loan from PLP France in the amount of PLN 4,100,000.00 and all future unsecured subordinated intra-corporate loans. The client may take out a new lease up to PLN 3,000,000.00 , with the understanding that if the client wishes to take out a lease with an entity other than Pekao Leasing, Pekao Leasing has the right to match the terms of the offer made by such entity (right to match).
11)not to pay, without the Bank's prior approval, dividends (and any other form of distribution) to shareholders if the Net Financial Debt/EBITDA ratio ≥3.5
The Net Financial Debt/EBITDA ratio is used only for the purpose of paying dividends: Net Financial Debt to EBITDA will be calculated for a 12-month period based on the Client's statements.
Financial debt means bank loans, leases, factoring with recourse, unsubordinated intra-corporate loans. Net financial debt means financial debt less cash, EBITDA - means profit/loss on sales + depreciation and amortization.
The customer may repay the intra-corporate loan granted by PLP France in the amount of PLN 4,100,000.00, in accordance with the financial forecast, and pay interest on the intra-corporate loans if there is no breach of the Agreement.
12)not to provide surety and payment guarantees unrelated to its business activities,
13)to have an insurance policy on its assets throughout the loan period,
14)To cover the Project's overrun costs from its own funds.
15)To conclude a loan subordination agreement in case of new intra-corporate borrowing;
3.If the Client fails to fulfill one or more of the obligations contained in paragraphs 2, 7, 8, 9 and 10 or in the Regulations - Chapter Client's Obligations, the Bank may increase the Bank's margin referred to in § 1 paragraph 4 by 0.50 p.p.. The increase in the margin shall be effective as of the first Business Day of the month following the month in which the Bank notifies the Customer in writing of the increase in the margin.
4.If the Bank determines that the prerequisites for increasing the margin have ceased to exist, the Bank shall reduce the Loan margin to the level before the margin was increased. The reduction of the margin will take place as of the first Business Day of the month following the month in which the Bank determined that the prerequisites for increasing the margin referred to in paragraph 3 have ceased to exist, based on the financial statements or other documents or information submitted by the Client.
5.The Bank may increase and decrease the margin referred to in paragraphs 3 and 4 repeatedly during the term of the Agreement.
6.In order to remove any doubts, the Parties agree that in the event of the Customer's failure to fulfill one or more of the obligations contained in this paragraph or in the Regulations - Chapter Customer's Obligations, the Bank may exercise powers other than those listed in paragraph 3, as provided for in the Agreement or in the Regulations - Chapter Events of Default and Termination of the Agreement.
The Bank's exercise of one of these rights does not preclude the exercise of the others.
7.The parties agree that in the event that Preformed Line Product Company ceases to control directly or indirectly a 50%+1 share in the Customer, and the Bank does not accept a new majority shareholder, the Customer is obligated to repay the Loan, and in the event of the sale of the property referred to in § 3.1.3), the Customer is obligated to prepay the Loan by the net amount (excluding VAT) that it obtained from the sale of the property.
8.The Client may sell assets whose net value for the financial year does not exceed PLN 5,000,000.00. In addition, the Client, after obtaining an occupancy permit for the real estate referred to in § 3 section 1 item 2), has the right to dispose of the real estate on which the current factory in Bielsko-Biała, referred to in § 3 section 1 item 3), is located.
9.The parties agree that the proceeds of the property insurance policy, up to the amount of PLN 5,000,000.00 per event, shall be paid to the Client and shall be used by the Client for the restoration of fixed assets.
10.The Customer assures, that any of its obligations arising from of the Agreement will enjoy priority of satisfaction at least equally (pari passu) with its all other present and future unsubordinated obligations, except for obligations having a higher priority of satisfaction under mandatory provisions of law.
11.    The Bank agrees that the Client may temporarily incur additional indebtedness at PNC Bank to finance the Project in an amount exceeding the established limit, i.e. PLN 18,000,000.00, provided that

Bank Polska Kasa Opieki Spółka Akcyjna, headquartered in Warsaw, 1 Żubra St., registered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the City of Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Financial Supervision Commission; NIP: 526-00-06-841; REGON: 000010205; amount of share capital and paid-in capital: PLN 262,470,034.

the indebtedness at PNC Bank that exceeds the permitted indebtedness limit shall be repaid from the funds to be paid to the Company's account from the first use of the Loan.

§ 7
All correspondence conducted under or in connection with the Agreement or the Terms and Conditions (including Security documents, unless otherwise agreed by the Parties) shall be addressed through the PekaoBiznes24 system or to the following addresses of the Parties or to another address of which the other Party to the Agreement shall be notified in advance in the form specified in the Terms and Conditions:
to the Client:
address of the registered office indicated in the comparsion of the Agreement tel: +48 601 438 940 Urszula Michalczyk
e-mail: Urszula.Michalczyk@plp.com
to the Bank:
Bank Polska Kasa Opieki Spółka Akcyjna:
Corporate Center in Bielsko-Biała, 16 Dmowskiego St., 43-300 Bielsko-Biała, tel. +48 601 285 569 Grzegorz Wac
e-mail: Grzegorz.wac@pekao.com.pl
A change of the correspondence address and e-mail address of the Parties to the Agreement in the form specified in the Regulations does not require an annex to the Agreement.
If correspondence or documents, will be directed to the Client's e-mail address, they will be forwarded in the form of a password-protected file. For the purpose of transmitting correspondence or documents in connection with the execution of the Agreement, the password used in the Client's relations with the Bank established in the Account Agreement will apply, if it was provided by the Client. The password shall then be changed in accordance with the procedure provided for in the Account Agreement and shall not require an annex to the Agreement.
§ 8
1.The Customer shall comply with the Bank's information obligation within the meaning of Regulation (EU) 2016/679 of the European Parliament and of the Council of April 27, 2016 on the protection of natural persons in connection with the processing of personal data and on the free flow of such data and repealing Directive 95/46/EC in relation to the contact and cooperation persons indicated by the Customer, whose personal data:
1)were provided by the Client in connection with the conclusion of the Agreement, provided that compliance with this obligation did not occur at the stage of the Client's application for financing,
2)will be provided by the Customer during the term of the Agreement.
The Client shall fulfill the information obligation referred to in the first sentence by providing the persons indicated therein with the contents of the Data Administrator's Information, hereinafter referred to as "IAD" indicated in Appendix 2 to the Agreement.
2.The Client shall provide the Bank with the information obligation referred to in paragraph 1 immediately after the realization of the information obligation indicated therein, but no later than within 14 days from the date of providing the Bank with the data of such persons:
1)signed original statements of such persons confirming that they have read the IAD, or
2)e-mail correspondence taking into account the message sent to the relevant person to the named official mailbox containing in its content the wording of the IAD (it is unacceptable for the IAD to be an attachment to the aforementioned message) together with the acquired return response of this person containing confirmation of reading its content.
3.The Customer shall be obliged to compensate the Bank for any damages that the Bank incurs in the event of the Customer's failure to fulfill its obligation under the terms described in Paragraph 1 and Paragraph 2, or in the event that the Customer makes a false statement with regard to the fulfillment of the information obligation.
4.Any changes to the content of the Bank's IAD referred to in paragraph 2 will not constitute an amendment to the Agreement and will be made by transmitting the new template to the Customer's e-mail address indicated as the delivery address. The Customer shall, within 14 Business Days from receipt of the new wording of the content of the IAD, fulfill the information obligation in the manner described in paragraph 2 to the relevant persons, i.e. the persons indicated by the Customer for contact and cooperation with the Bank.
§ 9

Bank Polska Kasa Opieki Spółka Akcyjna, headquartered in Warsaw, 1 Żubra St., registered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the City of Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Financial Supervision Commission; NIP: 526-00-06-841; REGON: 000010205; amount of share capital and paid-in capital: PLN 262,470,034.

1.The Client declares that:
1)as of the date of signing of the Agreement by him/her, the legal status confirmed by the printout from the Central Information of the National Court Register dated July 15, 2025 has not changed, and as of the date of making this statement, he/she is not aware of any circumstances that require a change of entries in the National Court Register in comparison with the legal status confirmed by this document.
2)received the Regulations and Tariff in effect at the Bank on the date of the Agreement.
2.Annexes to the Agreement are:
1)Customer's Statements - Attachment No. 1,
2)Information of the Data Administrator for the contact person - Annex No. 2,

3.To the extent not regulated in the Agreement, the provisions of the Regulations shall apply, in particular, terms capitalized and not defined in the Agreement shall retain the meaning given to them in the Regulations. In case of discrepancies between the Agreement and the Regulations, the provisions of the Agreement shall be binding.
§ 10
1.The Agreement is concluded upon the signature of the Bank's last authorized representative and shall remain in force until the date of payment of all the Bank's debts arising therefrom. For the avoidance of doubt, the Parties confirm that in the event of termination of the Agreement, its provisions, with the exception of § 1.1 and § 1.2, shall remain in force until the date of repayment of all the Bank's receivables arising from the Agreement.
2.Form of conclusion of the Agreement:
1)in the case of submission of declarations of will in writing in such a way that each of the Parties has affixed his/her own signature, the Agreement shall be concluded in writing in two counterparts in the Polish language version, one copy for each of the Parties;
2)in the case of submission of declarations of intent in electronic form by attaching the Agreement:
a)by each Party with a qualified electronic signature, or
b)by the Bank with a qualified electronic signature, and by the Client with a trusted signature, a signature of a PekaoBiznes24 system user, or a personal signature, if the Parties have previously agreed to use such a signature; in such case, each Party shall receive the signed Agreement via e- mail to the addresses indicated in § 7 of the Agreement or via the PekaoBiznes24 system;
3)in case of submission of declarations of intent in written form by one of the Parties in the manner specified in Section 1 and by the other Party in electronic form in the manner specified in Section 2, each Party shall receive:
a)a copy of the Agreement signed in writing by one of the Parties, and
b)a copy of the Agreement signed in electronic form by the other Party, via e-mail to the addresses indicated in § 7 of the Agreement or the PekaoBiznes24 system.

Bank Polska Kasa Opieki Spółka Akcyjna, headquartered in Warsaw, 1 Żubra St., registered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the City of Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Financial Supervision Commission; NIP: 526-00-06-841; REGON: 000010205; amount of share capital and paid-in capital: PLN 262,470,034.

For and on behalf of the Bank:    For and on behalf of the Client

Danuta Zgoda-Czajka

Elektronicznie podpisany przez Danuta Zgoda-Czajka
Data: 2025.07.16 11:34:12 +02'00'

Signature valid

Dokument podpisany przez Tomasz Burzyk
Data: 2025.07.16 11:42:44 CEST

Signature valid

Dokument podpisany przez Urszula Stefania Michalczyk
Data: 2025.07.16 11:01:35 CEST

Dokument podpisany przez Piotr Stanisław Rozwadowski
Data: 2025.07.16 11:08:58 CEST

Signature valid

Dokument podpisany przez Anna Roessler
Data: 2025.07.[illegible] 15:11:48 CEST

Bank Polska Kasa Opieki Spółka Akcyjna, headquartered in Warsaw, 1 Żubra St., registered under KRS number: 0000014843 in the Register of Entrepreneurs kept by the District Court for the City of Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Financial Supervision Commission; NIP: 526-00-06-841; REGON: 000010205; amount of share capital and paid-in capital: PLN 262,470,034.